As filed with the Commission on October 18, 2007                                          File No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SURAJ VENTURES, INC.
                         (Name of small business issuer in its charter)

Nevada	1099	74-3207792
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employee Identification No.)

Rhema House, 1032 Katkarwadi, Yari Road, Versove Andheri (W) Mumbai, India, 4000061 Telephone: 91 22 26398512
(Address of principal place of business or intended principal place of business)

Rhema House, 1032 Katkarwadi, Yari Road, Versove Andheri (W) Mumbai, India, 4000061
(Address of principal place of business or intended principal place of business)

Action Stock Transfer Corp., 7069 S. Highland Drive, Suite 300, Salt Lake City, Utah, 84121 Telephone (801) 274-1088
(Name, address and telephone number of agent of service)

Copies to: Daniel Eng, Esq. Suite 230 - 1455 Response Road, Sacramento, California, 95814
Telephone: (916) 752-1553 (Fax) (916) 576-2642

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box [ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Number of Shares to be Registered	Proposed maximum offering price per share (i) (ii)	Proposed maximum aggregate offering price	Amount of Registration fee (iii)

Common stock	970,000	$0.05	$48,500	$5.20

(i) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

(ii)
There is no public market for the Suraj Ventures Inc. shares of common stock. Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the offering price for shares of Suraj Ventures Inc. sold to subscribers by way of a private placement.

(iii)	Fee calculated in accordance with Rule 457(o) of the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8 (a), may determine.

Prospectus	Subject to Completion
Date: October 18 , 2007

The Information in this prospectus is not complete and may be changed. We may not well these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy these securities in any state where the offering or sale is not permitted.

SURAJ VENTURES INC.

Offering by Selling Security Holders: 970,000 Shares of Common Stock

We are registering 970,000 shares of common stock for resale by the selling security holders identified in this prospectus. We will not receive any of the proceeds from the sale of the shares by the selling security holders. The shares are being registered to permit the resale of shares owned by the selling security holders named in this prospectus. The number of shares of Suraj Ventures Inc. common stock being registered by selling security holders represents 35% of our currently issued and outstanding shares.

There is no public market for Suraj Ventures, Inc.’s common stock. It is our intention to seek quotation on the OTC Bulletin Board (“OTCBB”) subsequent to the date of this prospectus. There is no assurance our application to the Financial Industry Regulation Authority (“FINRA”) will be approved.

The selling security holders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. The selling security holders may use any one or more of the following methods when selling shares: (i) ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; (ii) block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (iii) purchases by a broker-dealer as principal and resale by the broker-dealer for its account; (iv) an exchange distribution in accordance with the rules of the applicable exchange; (v) privately negotiated transactions; (vi) effected short sales after the date the registration statement of which this Prospectus is a part is declared effective by the Securities and Exchange Commission; (vii) through the writing or settlement of options or other hedging transactions, whether through options exchange or otherwise; (viii) broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share; and (ix) a combination of any such methods of sale.

Investing in our common stock involves a high degree of risk. A potential investor should carefully consider the factors described under the heading “Risk Factors” beginning at page 5.

Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October    , 2007.

Dealer Prospectus Delivery Instructions

Until     , 2007 all dealers that effect transactions in these shares of common stock , whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY OF PROSPECTUS

This summary provides an overview of all material information contained in this prospectus. Before making a decision to purchase the shares our selling security holders are offering you should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements.

Summary Information about Suraj Ventures Inc.

We were incorporated in the State of Nevada on January 18, 2007 and established a fiscal year end of August 31. We do not have any subsidiaries, affiliated companies or joint venture partners.

We are a start-up, pre-exploration stage company engaged in the search for gold and related minerals and have not generated any operating revenues since inception. Our sole holding is a 100% interest in the Arjun Claim located in the Republic of India. Suraj acquired the Arjun Claim from an independent arms length seller, for the sum of $5,000. We own no property other than the Arjun Claim. We have not discovered any ores or reserves on the Arjun Claim, our sole mineral property. Our planned exploration work is exploratory in nature.

We have incurred losses since inception and our auditors have issued a going concern opinion since we must raise additional capital to fund our operations There is no assurance we will be able to raise this capital.

There is no assurance that a commercially viable mineral deposit, a reserve, exists at our mineral claim or can be shown to exist until sufficient and appropriate exploration is done and a comprehensive evaluation of such work concludes economic and legal feasibility. Such work could take many years of exploration and would require expenditure of very substantial amounts of capital, capital we do not currently have and may never be able to raise.

As of the date of this prospectus, we have not conducted any exploration work on the Arjun Claim. We have funds sufficient to commence only Phase 1 of a two-phase exploration program recommended for the Arjun Claim. It is our plan to commence Phase I work in the Spring of 2008.

We have no fulltime employees and our management devotes a small percentage of their time to the affairs of the Company.

Our administrative office is located at Rhema House, 1032 Katkarwadi,Yari Road, Versove, Andheri (W) Mumbai, India 4000061.  Our telephone number is 91 22 26398512

On August 8, 2007 we completed a private placement pursuant to Regulation S of the Securities Act of 1933, of 2,000,000 shares of common stock sold to our two officers and directors at the price of $0.001 per share to raise $2,000. On August 31, 2007 we completed a further private placement pursuant to Regulation S of the Securities Act of 1933, whereby 770,000 common shares were sold at the price of $0.05 per share to raise $38,500 for an aggregate total of $40,500 cash raised from the sale of shares. Cash on hand totaled $36,097 as of August 31, 2007 with the balance of $4,403 having been expended as follows:

Bank charges (net of interest income)	$ 172
Consulting fees	2,500
Legal Fees	1,731
Amounts paid from proceeds as of August 31, 2007	$ 4,403

The following financial information summarizes the more complete historical financial information found in our audited financial statements contained elsewhere in this prospectus:

Since Inception to August 31, 2007

Statement of Expenses Information:

Revenue	$ NIL
Net Losses	27,074
Total Operating Expenses	27,074
Exploration Costs	5,000
General and Administrative	22,074

As at August 31, 2007

Balance Sheet Information:

Cash	$36,097
Total Assets	36,097
Total Liabilities	12,521
Stockholders Equity	23,576

The Offering

Following is a brief summary of this offering:

Common stock offered by selling security holders
970,000 shares offered by the selling security holders (including 200,000 shares, 13.85% of our issued and outstanding shares, being offered by our directors and officers) detailed in the section of the Prospectus entitled “Selling Security Holders” beginning on page 13.

Common stock outstanding as of the date of this Prospectus	2,770,000 Shares

Use of proceeds	We will not receive any proceeds from the sale of shares of common stock by the selling security holders.

Plan of Distribution
The offering is made by the selling security holders named in this Prospectus to the extent they sell shares. We intend to seek quotation of our common stock on the OTCBB. However, no assurance can be given that our common stock will be approved for quotation on the OTCBB. Selling security holders may sell at market or privately negotiated prices.

Risk Factors
You should carefully consider all the information in this Prospectus. In particular, you should evaluate the information set forth in the section of the Prospectus entitled “Risk Factors” beginning on page 5 before deciding whether to invest in our common stock.

Lack of Liquidity in our common stock
Our common stock is not presently quoted on or traded on any securities exchange or automated quotation system and we have not yet applied for listing or quotation on any public market. We can provide no assurance that there will ever be an established public trading market for our common stock.

Risk Factors

An investment in our common stock involves an exceptionally high degree of risk and is extremely speculative. In addition to the other information regarding Suraj contained in this prospectus, you should consider many important factors in determining whether to purchase the shares being offered. The following risk factors reflect the potential and substantial material risks which could be involved if you decide to purchase shares in this offering.

Risks Associated with our Company:

We lack an operating history and have losses, which we expect to continue into the future. As a result, we may have to suspend or cease exploration activity or cease operations.

While we were incorporated in 2007, we have not yet conducted any exploration activities. We have not generated any revenues. We have no exploration history upon which you can evaluate the likelihood of our future success or failure. Our net loss from inception to August 31, 2007, the date of our most recent audited financial statements is $27,074. Our ability to achieve profitability and positive cash flow in the future is dependent upon

*	our ability to locate a profitable mineral property
*	our ability to locate an economic ore reserve
*	our ability to generate revenues
*	our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral property. We cannot guarantee we will be successful in generating revenues in the future. Failure to generate revenues may cause us to go out of business.

We have no known ore reserves and we cannot guarantee we will find any gold and/or silver mineralization or, if we find gold and/or silver mineralization, that it may be economically extracted. If we fail to find any gold and/or silver mineralization or if we are unable to find gold and/or silver mineralization that may be economically extracted, we will have to cease operations.

We have no known ore reserves. Even if we find gold and/or silver mineralization we cannot guarantee that any gold and/or silver mineralization will be of sufficient quantity so as to warrant recovery. Additionally, even if we find gold and/or silver mineralization in sufficient quantity to warrant recovery, we cannot guarantee that the ore will be recoverable. Finally, even if any gold and/or silver mineralization is recoverable, we cannot guarantee that this can be done at a profit. Failure to locate gold deposits in economically recoverable quantities will cause us to cease operations.

Because the probability of an individual prospect ever having reserves is extremely remote, in all probability our property does not contain any reserves, and any funds spent on exploration will be lost.

Because the probability of an individual prospect ever having reserves is extremely remote, in all probability our sole property, the Arjun Claim, does not contain any reserves, and any funds spent on exploration will be lost. If we cannot raise further funds as a result, we may have to suspend or cease operations entirely which would result in the loss of your investment.

Because our officers and directors do not have technical training or experience in starting and operating an exploration company nor in managing a public company, we will have to hire qualified personnel to fulfill these functions. If we lack funds to retain such personnel, or cannot locate qualified personnel, we may have to suspend or cease exploration activity or cease operations which will result in the loss of your investment.

None of our management team has experience starting and operating a mineral exploration company, nor do they have training in these areas. As a result their decisions and choices may not take into account standard managerial approaches mineral exploration companies commonly use. Consequently our ultimate financial success could suffer irreparable harm due to certain of management's lack of experience. Additionally, our officers and directors have no direct training or experience in managing and fulfilling the regulatory reporting obligations of a ‘public company’ like Suraj. We will have to hire professionals to undertake these filing requirements for Suraj and this will increase the overall cost of operations. As a result we may have to suspend or cease exploration activity, or cease operations altogether, which will result in the loss of your investment.

If we don't raise enough capital for exploration, we will have to delay exploration or go out of business, which will result in the loss of your investment.

We estimate that, with funding committed by our management combined with our cash on hand, we have sufficient cash to continue operations for twelve months provided we only carry out the planned portion of Phase I of our planned exploration activity. We are in the pre-exploration stage. We need to raise additional capital to undertake the remainder of Phase I, or any of Phase II, of our planned exploration activity. You may be investing in a company that will not have the funds necessary to conduct any meaningful exploration activity due to our inability to raise additional capital. If that occurs we will have to delay exploration or cease our exploration activity and go out of business, which will result in the loss of your investment.

Since we are small and do not have much capital, we must limit our exploration and as a result may not find an ore body. Without an ore body, we cannot generate revenues and you will lose your investment.

The possibility of development of and production from our exploration property depends upon the results of exploration programs and/or feasibility studies and the recommendations of duly qualified professional engineers and geologists. We are small company and do not have much capital. We must limit our exploration activity unless and until we raise additional capital. Any decision to expand our operations on our exploration property will involve the consideration and evaluation of several significant factors beyond our control. These factors include, but are not limited to:

●	Market prices for the minerals to be produced;
●	Costs of bringing the property into production including exploration preparation of production feasibility studies and construction of production facilities;
●	Political climate and/or governmental regulations and controls;
●	Ongoing costs of production;
●	Availability and cost of financing; and
●	Environmental compliance regulations and restraints.

These types of programs require substantial capital. Because we may have to limit our exploration, we may not find an ore body, even though our property may contain mineralized material. Without an ore body, we cannot generate revenues and you will lose your investment.

Because our officers and directors have other outside business activities and may not be in a position to devote a majority of their time to our exploration activity, our exploration activity may be sporadic which may result in periodic interruptions or suspensions of exploration.

Our President will be devoting only 15% of his time, approximately 24 hours per month, to our business. Our Chief Financial Officer and Secretary-Treasurer will be devoting only approximately 10% of his time, or 16 hours per month to our operations. As a consequence of the limited devotion of time to the affairs of the Company expected from management, our business may suffer. For example, because our officers and directors have other outside business activities and may not be in a position to devote a majority of their time to our exploration activity, our exploration activity may be sporadic or may be periodically interrupted or suspended. Such suspensions or interruptions may cause us to cease operations altogether and go out of business.

We may not have access to all of the supplies and materials we need to begin exploration which could cause us to delay or suspend exploration activity.

We have made no attempt to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials as and when we begin to undertake exploration activity in 2008. Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of equipment and/or supplies we need to conduct our planned exploration work. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

No matter how much money is spent on the Arjun Claim, the risk is that we might never identify a commercially viable ore reserve.

Over the coming years, we might expend considerable capital on exploration of the Arjun Claim without finding anything of value. It is very likely the Arjun Claim does not contain any reserves so any funds spent on exploration will probably be lost. No matter how much money is spent on the Arjun Claim, we might never be able to find a commercially viable ore reserve.

Even if our property were found to contain a deposit, since we have not put a mineral deposit into production before, we will have to acquire outside expertise. If we are unable to acquire such expertise we may be unable to put our property into production and you may lose your investment.

We have no experience in placing mineral deposit properties into production, and our ability to do so will be dependent upon using the services of appropriately experienced personnel or entering into agreements with other major resource companies that can provide such expertise. There can be no assurance that we will have available to us the necessary expertise when and if we place a mineral deposit into production.

Mineral exploration and development activities are inherently risky and we may be exposed to environmental liabilities. If such an event were to occur it may result in a loss of your investment.

The business of mineral exploration and extraction involves a high degree of risk. Few properties that are explored are ultimately developed into production. Most exploration projects do not result in the discovery of commercially mineable deposits of ore.  The Arjun Claim, our sole property, does not have a known body of commercial ore. Should our mineral claim be found to have commercial quantities of ore, we would be subject to additional risks respecting any development and production activities. Unusual or unexpected formations, formation pressures, fires, power outages, labour disruptions, flooding, explosions, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labour are other risks involved in extraction operations and the conduct of exploration programs. We do not carry liability insurance with respect to our mineral exploration operations and we may become subject to liability for damage to life and property, environmental damage, cave-ins or hazards. There are also physical risks to the exploration personnel working in the rugged terrain of India, often in poor climatic conditions. Previous mining exploration activities may have caused environmental damage to the Arjun Claim. It may be difficult or impossible to assess the extent to which such damage was caused by us or by the activities of previous operators, in which case, any indemnities and exemptions from liability may be ineffective.

Even with positive results during exploration, the Arjun Claim might never be put into commercial production due to inadequate tonnage, low metal prices or high extraction costs.

We might be successful, during future exploration programs, in identifying a source of minerals of good grade but not in the quantity, the tonnage, required to make commercial production feasible. If the cost of extracting any minerals that might be found on the Arjun Claim is in excess of the selling price of such minerals, we would not be able to develop the claim. Accordingly even if ore reserves were found on the Arjun Claim, without sufficient tonnage we would still not be able to economically extract the minerals from the claim in which case we would have to abandon the Arjun Claim and seek another mineral property to develop, or cease operations altogether.

Risks Associated with this Offering:

Our officers and directors own a substantial amount of our common stock and will have substantial influence over our operations.

Our directors and officers currently own 2,000,000 shares of common stock representing 72.2% of our outstanding shares. Such directors and officers have registered for resale 200,000 of their shares. Assuming that such directors and officers sell their 200,000 shares, they will still own 1,800,000 shares of common stock representing 65% of our outstanding shares. As a result, they will have substantial influence over our operations and can effect certain corporate transaction without further shareholder approval. This concentration of ownership may also have the effect of delaying or preventing a change in control.

Without a public market there is no liquidity for our shares and our shareholders may never be able to sell their shares which would result in a total loss of their investment.

Our common shares are not listed on any exchange or quotation system. There is no market for our shares. Consequently, our shareholders will not be able to sell their shares in an organized market place unless they sell their shares privately. If this happens, our shareholders might not receive a price per share which they might have received had there been a public market for our shares. Once this registration statement becomes effective, it is our intention to apply for a quotation on the OTCBB whereby:

●	We will have to be sponsored by a participating market maker who will file a Form 211 on our behalf since we will not have direct access to the FINRApersonnel; and

●	We will not be quoted on the OTCBB unless we are current in our periodic reports filed with the SEC.

From the date of this prospectus, we estimate that it will take us between twelve to eighteen weeks to be approved for a quotation on the OTCBB. However, we cannot be sure we will be able to obtain a participating market maker or be approved for a quotation on the OTCBB, in which case, there will be no liquidity for the shares of our shareholders.

Even if a market develops for our shares our shares may be thinly traded, with wide share price fluctuations, low share prices and minimal liquidity.

If a market for our shares develops, the share price may be volatile with wide fluctuations in response to several factors, including:

●	Potential investors’ anticipated feeling regarding our results of operations;
●	Increased competition and/or variations in mineral prices;
●	Our ability or inability to generate future revenues; and
●	Market perception of the future of the mineral exploration industry.

In addition, if our shares are quoted on the OTCBB, our share price may be impacted by factors that are unrelated or disproportionate to our operating performance. Our share price might be affected by general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations. In addition, even if our stock is approved for quotation by a market maker through the OTCBB, stocks traded over this quotation system are usually thinly traded, highly volatile and not followed by analysts. These factors, which are not under our control, may have a material effect on our share price.

We anticipate the need to sell additional treasury shares in the future meaning that there will be a dilution to our existing shareholders resulting in their percentage ownership in the Company being reduced accordingly.

We may seek additional funds is through the sale of our common stock. This will result in a dilutive effect to our shareholders whereby their percentage ownership interest in the Company is reduced. The magnitude of this dilutive effect will be determined by the number of shares we will have to issue in the future to obtain the funds required.

Since our securities are subject to penny stock rules, you may have difficulty reselling your shares.

Our shares are "penny stocks" and are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

Glossary of Geological and Technical Terms

The following represents various geological and technical terms used in this prospectus which the reader may not be familiar with.

The following represents various geological and technical terms used in this prospectus which the reader may not be familiar with.

Word	Definition

Deposit	Mineral deposit or ore deposit is used to designate a natural occurrence of a useful mineral, or an ore, in sufficient extent and degree of concentration to invite exploration.

Epithermal	Fluids, coming off a hot intrusive body of molten rocks, which solidify.

Geophysical surveys
The exploration of an area in which geophysical properties and relationships unique to the area are mapped by one or more geophysical methods (e.g. VLF-EM or P.E.M.) in boreholes, airborne or satellite platforms.

Mineralization	Potential economic concentration of commercial metals occurring in nature.

Ore	The natural occurring mineral from which a mineral or minerals of economic value can be extracted profitable or to satisfy social or political objectives.

Reserve
(1)  That part of a mineral deposit which could be economically and legally extracted or produced at the time the reserve is determined.
(2)  Proven: Reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling and (b) the site for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well-established.
(3)  Probable: Reserves for which quantity and grade and/or quality are computed from information similar to that used for proven (measure) reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than for proven (measured) reserves, is high enough to assume continuity between points of observation.

Vien	A fissure, fault or crack in rock filled by minerals that have traveled upward from some deep source.

Volcanic rocks	Igneous rocks formed from magma that has flowed out of, or has been violently ejected from, a volcano.

Zone	A belt, band, or strip of earth materials, however disposed; characterized as distinct from surrounding parts by some particular secondary enrichment.

Foreign Currency and Exchange Rates

Our mineral property is located in the Republic of India and costs expressed in the geological report on the Claim are expressed in Indian Rupees. For purposes of consistency and to express United States Dollars throughout this registration statement, Indian Rupees have been converted into United States currency at the rate of US $1.00 being approximately equal to Ind. R. 39.5 or 1(one) Ind. R. being approximately equal US $0.0253 which is the approximate average exchange rate during recent months and which is consistent with the incorporated financial statements.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling security holders. We will not receive any proceeds from the sale of shares of common stock in this offering. Suraj will pay all expenses of this offering. The estimated cost of $21,331 is summarized below:

Description of Expenses	Paid of date	Future payments	Total amount

Accountant - preparation of financial statements as required (1)	$ 1,325	$ nil	$ 1,325
Auditors’ examination of financial statements (2)	2,500	nil	2,500
Consulting - preparing of Form SB-2	2,500	12,500	15,000
Legal Fees	nil	2,500	2,500
SEC filing fees	-	6	6
Estimated offering costs	$ 6,325	$15,006	$21,331

(1)	The accountant has prepared the working papers for the August 31, 2007 financial statements submitted to the auditors for their examination and opinion thereon.

(2) The auditors have given an opinion of the August 31, 2007 financial statements included herein.

PLAN OF DISTRIBUTION

The selling security holders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling security holder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. At of the date of this prospectus, our shares of common stock are not listed on any exchange or quoted on any interdealer quotation system. We intend to seek quotation of our common stock on the OTCBB. No assurance can be given that we will be successful of in having our common stock quoted on the OTCBB. Dispositions by the selling security holders may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The common stock may be sold by the selling security holders by one or more of the following methods, without limitation:

●	on the over-the-counter market;
●	on purchasers directly
●	in ordinary brokerage transactions in which the broker solicits purchasers; or commissions from a seller/or the purchaser of the shares for whom they may act as agent;
●
through underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions and commissions from a seller/or the purchaser of the shares for whom they may act as agent;

●
through the pledge of shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distribution of the shares or other interest in the shares;

●	through purchases by a broker or dealer as principal and resale by other brokers or dealers for its own account pursuant to this prospectus;
●
through block trades in which the broker or dealer so engaged will attempt to sell the shares as agent or as riskless principal but may position and resell a portion of the block as principal to facilitate the transaction;

●	in any combination of one or more of these methods;
●	in a private transaction; or
●	in any other lawful manner.

Brokers or dealers may receive commissions or discounts from the selling security holders, if any of the broker-dealer acts as an agent for the selling security holders of said shares, from the selling security holders in the amount that may be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling security holders to sell a specified number of the shares of common stock at a stipulated price per share. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above. Any broker or dealer participating in any distribution of the shares may be required to deliver a copy of this prospectus, including any prospectus supplement, to any individual who purchases any shares from or through such broker-dealer.

We have advised the selling security holders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling security holders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered in this prospectus.

Selling security holders may also elect to sell their common shares in accordance with Rule 144 under the Securities Act of 1933, rather than pursuant to this prospectus. After the sale of the shares offered by this prospectus our two senior officer and directors, Surjit Singh Gill and Jos D’souza, will hold directly an aggregate of 1,800,000 shares. The sale of these shares could have an adverse impact on the price of our shares or on any trading market that may develop.

We have not registered or qualified offers and sales of shares of common stock under the laws of any country, other than the United States. To comply with certain states’ securities laws, if applicable, the selling security holders will offer and sell their shares of common stock in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the selling security holders may not offer or sell shares of common stock unless we have registered or qualified such shares for sale in such states or we have complied with an available exemption from registration or qualification.

All expenses of this registration statement, estimated to be $21,331. (see “Use of Proceeds” page 11), including but not limited to legal and accounting fees will, be paid by Suraj. However, they will pay any selling costs or brokerage commissions incurred by each selling security holder relating to the sale of his/her shares.

SELLING SECURITY HOLDERS

None of our directors or officers will be engaged in any selling efforts on behalf of the selling security holders. None of the selling security holders is a registered broker-dealer or an affiliate of a broker-dealer.

The selling security holders have furnished all information with respect to share ownership. The shares being offered are being registered to permit resale of the shares and each selling security holder may offer all or part of the shares owned for resale from time to time. A selling security holder is under no obligation, however, to sell any shares immediately pursuant to this prospectus, nor are the selling security holders obligated to sell all or any portion of the shares at any time. Therefore, no assurance can be given by Suraj as to the number of shares of common stock that will be sold pursuant to this prospectus or the number of shares that will be owned by the selling security holders upon termination of the offering.

None of the selling security holders named in this prospectus are residents of the United States. All reside in India. They are offering for sale a total of 970,000 shares of common stock of the Company.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling security holders, including:

●	The number of shares owned by each prior to this offering;
●	The total number of shares that are to be offered for each;
●	The total number of shares that will be owned by each upon completion of the offering assuming such security holder sells all of his or her shares registered herein; and
●	The percentage owned by each selling security holder upon completion of the offering.

To the best of our knowledge, the named parties in the table beneficially own and have sole voting and investment power over all shares or rights to their shares. We have based the percentage owned by each on our selling shareholders on the 2,770,000 shares of common stock outstanding as of the date of this prospectus. Of the 970,000 shares offered for sale (representing 35% of our issued shares), 200,000 (representing 7.2% of our issued shares) are offered by the Company’s two officers and directors.

Name of Shareholder	Common Stock Beneficially Owned Prior to Offering	Number of Common Stock Offered Hereby	Common Stock Beneficially Owned Following the Offering (1)

No. of Shares %	No. of Shares %

Balraj Irani	25,000	0.90%	25,000	Nil	Nil
Christabella Rodrigues	5,000	0.18%	5,000	Nil	Nil
Shivani Surl	15,000	0.54%	15,000	Nil	Nil
Manisha Sethi	25,000	0.90%	25,000	Nil	Nil
Vijaya Laxshmi Vasi	15,000	0.54%	15,000	Nil	Nil
Glen Nelson	20,000	0.72%	20,000	Nil	Nil
Jeetandra Kapoor	40,000	1.44%	40,000	Nil	Nil
Panda D. Bhatt	15,000	0.54%	15,000	Nil	Nil
Paresh D. Bhatt	5,000	0.18%	5,000	Nil	Nil
Peter A. Perredra	35,000	1.26%	35,000	Nil	Nil
Sabina Ashok Makhijani	10,000	0.36%	10,000	Nil	Nil

Mahendra R’Rana	2,500	0.09%	2,500	Nil	Nil
Nishant Verma	15,000	0.54%	15,000	Nil	Nil
Shimoge D’souza	5,000	0.18%	5,000	Nil	Nil
Rajwinder Kaur Bath	10,000	0.36%	10,000	Nil	Nil
Sarbjit Kaur Gill	15,000	0.54%	15,000	Nil	Nil
Kulwinder Kaur Jassal	40,000	1.44%	40,000	Nil	Nil
Baljinder Singh	20,000	0.72%	20,000	Nil	Nil
Tripti Jain	35,000	0.14%	35,000	Nil	Nil
Dipika Nileshkumar Salat	30,000	1.08%	30,000	Nil	Nil
Manojkumar Ramanbhai Maisuria	20,000	0.72%	20,000	Nil	Nil
Jaswinder Sing	45,000	1.62%	45,000	Nil	Nil
Rahulkumar Babubhai Patel	2,500	0.09%	2,500	Nil	Nil
Amandeep Kaur	15,000	0.54%	15,000	Nil	Nil
Robinkumar Parbhubhai Patel	10,000	0.36%	10,000	Nil	Nil
Ramandeep Singh	5,000	0.18%	5,000	Nil	Nil
Mohinder Singh Shergill	45,000	1.62%	45,000	Nil	Nil
Sushma Girdhar	35,000	1.26%	35,000	Nil	Nil
Gurcharan Singh Rapial	30,000	1.08%	30,000	Nil	Nil
Davinder Singh Malhi	25,000	0.90%	25,000	Nil	Nil
Baljinder Kaur Sidhu	25,000	0.90%	25,000	Nil	Nil
Harpal Singh	2,500	0.09%	2,500	Nil	Nil
Baljinder Singh Khera	30,000	1.08%	30,000	Nil	Nil
Rajwinder Kaur Samra	5,000	0.18%	5,000	Nil	Nil
Surendar Sharma	20,000	0.72%	20,000	Nil	Nil
Soman Sharma	2,500	0.09%	2,500	Nil	Nil
Manjit Kaur	10,000	0.36%	10,000	Nil	Nil
Gurnek Singh	10,000	0.36%	10,000	Nil	Nil
Rajwinder Kaur	50,000	1.81%	50,000	Nil	Nil
Surjit Singh Gill	1,500,000	54.15%	150,000	1,350,000	48.74%
Jos D’Souza	500,000	18.05%	50,000	450,000	16.25%
	2,770,000	100.00%	970,000	1,800,000	64.99%

(1) These figures assume all shares offered by selling security holders are in fact sold.
(2) Surjit Singh Gill is our President, Principal Executive Officer and a director.
(3) Jos D’souza is our Secretary Treasurer, Principal Financial Officer and a director.

 Except for Surjit Singh Gill and Jos D’souza, whose relationship with Suraj is detailed in the footnotes immediately above, none of the selling security holders has had a material relationship with Suraj other than as a shareholder or ever been an officer or director of Suraj.

BUSINESS DESCRIPTION

Corporate Organization and History Within Last Five years

The Company was incorporated under the laws of the State of Nevada on January 18, 2007 under the name Suraj Ventures Inc. The Company does not have any subsidiaries, affiliated companies or joint venture partners.

We have not been involved in any bankruptcy, receivership or similar proceedings since inception nor have we been party to a reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business other than the Arjun Claim. We have no intention of entering into a merger or acquisition and we have a specific business plan to undertake work on Phase I of our exploration program. We do not foresee any circumstances that would cause us to alter our current business plan within the next twelve months.

Business Development Since Inception

Shortly after inception, with funds advanced by one of our directors, we undertook an examination of a number of mineral properties in order to identify and acquire a mineral property that we consider holds the potential to contain gold and/or silver mineralization. On May 24, 2007 we purchased from Shakuntla Investments Inc., an independent exploration company, the Arjun Claim. The Arjun Claim is situated in the state of Kerala in the Republic of India.

We raised $2,000 in initial seed capital from our directors on August 8, 2007 through the issuance of 2,000,000 shares of our common stock at the price of $0.001 per share.

On August 31, 2007 Suraj closed a private placement pursuant to Regulation S of the Securities Act of 1933, whereby 770,000 common shares were sold at the price of $0.05 per share to raise an additional $38,500.

In April 2007 we engaged Rakesh Parmar, P. Geol., to conduct a review and analysis of the Arjun Claim and the previous exploration work undertaken on the property and to recommend a mineral exploration program for the Arjun Claim. Mr. Parmar’s report recommends a phased exploration program for the Arjun Claim.

We intend to undertake exploration work on the Arjun Claim. We are presently in the pre-exploration stage and there is no assurance that mineralized material with any commercial value exits on our property. We do not have any ore body and have not generated any revenues from our operations. Our planned exploration work is exploratory in nature. We are the registered and beneficial owner of a 100% interest in the Arjun Claim.

The Arjun Claim covers an area of approximately 95.3 hectares (approximately 235 acres).

                    DESCRIPTION OF THE PROPERTY

Particulars of the Arjun Claim, our sole mineral property, together with issues we face in conducting exploration work on the property, follow.

Location and Access

The Arjun Claim is located approximately 101 kilometers (62.7 miles) north of Thiruvanathapuram, the capital of the State of Kerala, India. The area covered by the Arjun Claim is an active mineral exploration and development region with plenty of heavy equipment and operators available for hire. Thiruvanathapuram , and another nearby town, Kollam (only 30 kilometers/ miles south of the claim), provide all necessary amenities and supplies including, an experienced workforce, fuel, helicopter services, hardware, drilling companies and assay services. Access to the Arjun Claim is via government maintained all-weather road. No water is required for the purposes of our planned exploration work. No electrical power is required at this stage of exploration. Any electrical power that might be required in the foreseeable future could be supplied by gas powered portable generators.

The claim covers low rounded mountainous terrain. Tropical mountain forests grow at lower elevations in the northeast corner of the claim and good rock exposure is found along the peaks and ridges in the western portion of the claim. The area has a tropical and humid climate, with an oppressive summer and plentiful seasonal rainfall. The summer season, from March to May, is followed by the south west monsoon from June to September. The north east monsoon lasts from October to November.The general area experiences approximately 40 inches of precipitation annually of which 30 -35% may occur as snow equivalent. The winter weather is generally moderate with cold spells and frequent warming trends. The summer weather could be described as variable, some dry and hot and some cool and wet. The claim area is able to be worked essentially year round.

Map: Arjun

* Blue: Asphalt Road   * Red: Gravel Road

Property Geology

The principal bedded rocks for the area of Arjun Claim are Precambrian rocks that are exposed along a wide axial zone of a broad complex. In this region gold is generally concentrated within extrusive Precambrian rocks in the walls of large volcanic caldera. The volcanic rocks are typically intruded with quartz veins that may be broken due to mechanical and chemical weathering into sand size particles and carried by streams and channels. Recent exploration in the area near the Arjun Claim has resulted in the discovery of gold occurrences in sheared gneissic rocks such as those found on our claim.

Previous Exploration

While several properties to the east of the Arjun Claim have recently been drilled by various mineral exploration companies, to our knowledge, based on examination by our geologist of available records, no detailed exploration has previously been undertaken on the area covered by the Arjun Claim. Our proposed work represents an exploratory search for minerals on the Arjun Claim.

We are encouraged by the fact that numerous showings of mineralization have been discovered in the area and six prospects have achieved significant production, including the Trivedi Gold Mine (approximately 25 kilometers/16miles to the west of our claim).

However, no assurance whatsoever can be given that any mineralization will found on the Arjun Claim.

Proposed Exploration Work - Plan of Operation

Mr. Rakesh Parmar, P. Geol., authored the "Summary Of Exploration On The Arjun Property, Kollam, Kerala, India” dated April 25, 2007 (the “Parmar Report”), in which he recommended a phased exploration program to properly evaluate the potential of the claim. Mr. Parmar is a registered Professional Geologist in good standing in the Geological Society of India. He is a graduate of the University of Queensland,, Brisbane, Australia with a Bachelor of Science (Hons., 1971) and a masters of Science (1978). Mr. Parmar has practiced his profession as a geologist continuously since 1974. He visited the area covered by our claim in April of 2007.

We must conduct exploration to determine what minerals exist, if any, on our property and whether they can be economically extracted and profitably processed. We plan to proceed with exploration of the Arjun Claim by commencing Phase I of the work recommended in the Parmar Report, in order to begin determining the potential for discovering commercially exploitable deposits of gold on our claim.

We have not discovered any ores or reserves on the Arjun Claim, our sole mineral property. Our planned Phase I work is exploratory in nature.

The Parmar Report recommends a numbers of steps in Phase I to properly evaluate the potential of the claim. All Phase I work will include of geological mapping, sampling and surveying (including whole rock chemical analysis) to define and enable interpretation and evaluation of a suitable diamond drill program.

We anticipate, based on the estimate contained in the Parmar Report, that Phase I work we will undertake with cash on hand will cost approximately $10,000 (Ind. Rs 400,000) and will consist, primarily, of geological mapping.

At this point we have funds available to complete only a portion of Phase I . We will have to raise additional capital in order to carry out Phase I work in its entirety. Particularly since we have a limited operating history, no reserves and no revenue, our ability to raise additional funds might be limited. If we are unable to raise the necessary funds, we would be required to suspend Suraj’s operations and liquidate our company. See, particularly, ‘Risk Factors’ page 5.

There are no permanent facilities, plants, buildings or equipment on the Arjun Claim.

Competitive Factors

The mining industry is highly fragmented. We are competing with many other exploration companies looking for gold and silver. We are among the smallest exploration companies in existence and are an infinitely small participant in the mining business that is the cornerstone of the founding and early stage development of the mining industry. While we generally compete with other exploration companies, there is no competition for the exploration or removal of minerals from our claims. Readily available markets exist for the sale of gold and silver. Therefore, we will likely be able to sell any gold or silver that we are able to recover, in the event commercial quantities are discovered on the Arjun Claims. There is no ore body on the Arjun Claims.

Government Regulation

Exploration activities are subject to various national, state, foreign and local laws and regulations in the Republic of India, which govern prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, protection of the environment, mine safety, hazardous substances and other matters. We believe that we are in compliance in all material respects with applicable mining, health, safety and environmental statutes and the regulations passed thereunder in India.

Environmental Regulation

Our exploration activities are subject to various federal, state and local laws and regulations governing protection of the environment. These laws are continually changing and, as a general matter, are becoming more restrictive. Our policy is to conduct business in a way that safeguards public health and the environment. We believe that our exploration activities are conducted in material compliance with applicable laws and regulations. Changes to current local, state or federal laws and regulations in the jurisdictions where we operate could require additional capital expenditures and increased operating and/or reclamation costs. Although we are unable to predict what additional legislation, if any, might be proposed or enacted, additional regulatory requirements could render certain exploration activities uneconomic.

Employees

Initially, we intend to use the services of subcontractors for manual labor exploration work on our claim. At present, we have no employees as such although each of our officers and directors devotes a portion of his time to the affairs of the Company. None of our officers and directors has an employment agreement with us. We presently do not have pension, health, annuity, insurance, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to any employee.

As indicated above we will hire subcontractors on an as needed basis. We have not entered into negotiations or contracts with any of potential subcontractors. We do not intend to initiate negotiations or hire anyone until we are nearing the time of commencement of our planned exploration activities.

                            MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

This section of our prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a start-up, pre-exploration stage company. We have a limited operating history and have not yet generated or realized any revenues from our activities. We have yet to undertake any exploration activity on our sole property, the Arjun Claim. As our property is in the early stage of exploration and there is no reasonable likelihood that revenue can be derived from the property in the foreseeable future.

Since our business activity is related solely to the exploration and evaluation of the Arjun Claim, it is the opinion of management that the most meaningful financial information relates primarily to current liquidity and solvency. As at August 31, 2007, we had working capital of $23,576. Unless we raise additional funds, we will be faced with a working capital deficiency by no later than the end of the next twelve months. Our future financial success will be dependent on the success of the exploration work on the Arjun Claim Such exploration may take years to complete and future cash flows, if any, are impossible to predict at this time. The realization value from any mineralization which may be discovered by us is largely dependent on factors beyond our control such as the market value of metals produced, mining regulations in India and foreign exchange rates.

Our capital commitments for the next twelve months consist of expenses associated with the undertaking our planned exploration work and other corporate expenses detailed below:

Expenses	Amount	Description

Accounting	$ 3,700	Fees to our accountant for preparing the quarterly and annual working papers for the financial statements.
Audit	4,000	Review of the quarterly financial statements and audit of the annual financial statements.
Bank charges	120	-
Consulting and legal fees	12,500	Balance of fees related to the preparation of this registration statement.
Exploration	10,000	Completion of Geological mapping
Filing fees	215	Annual fee to the Secretary of State for Nevada
Legal fees	2,500	Legal Opinion re SB-2
Office & miscellaneous	1,000	Photocopying, delivery and fax expenses
Transfer agent’s fees	1,000	Annual fee of $500 and estimated miscellaneous charges of $300
Estimated expenses	35,035
Less: Cash on hand	36,097	Available working capital
Balance	$1,062	Estimated cash on hand after twelve (12) months

We have no plant or significant equipment to sell, nor are we going to buy any plant or significant equipment during the next twelve months. We will not buy any equipment until we have located a body of ore and we have determined it is economical to extract the ore from the land.

We may attempt to interest other companies to undertake exploration work on the Arjun Claim through joint venture arrangement or even the sale of part of the Arjun Claim. Neither of these avenues has been pursued as of the date of this prospectus.

Our engineer has recommended a phased exploration program for the Arjun Claim. However, we have funds available to undertake only a portion of Phase I work. We will have to raise additional funds to complete all recommended Phase I work. We will be unable to complete all Phase I of the recommended exploration program until we raise more money or find a joint venture partner to complete the exploration work. If we cannot find a joint venture partner and do not raise more money, we will be unable to complete any work beyond the geological mapping of our Phase I of the exploration program recommended by our engineer. If we are unable to finance additional exploration activities, we do not know what we will do and we do not have any plans to do anything else.

We do not intend to hire any employees at this time. Unaffiliated independent contractors that we will hire will conduct the geological mapping work. The independent contractors will be responsible for surveying and exploration. We may engage a geologist to assist in evaluating the information derived from the exploration including advising us on the economic feasibility of removing any mineralized material we may discover.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance as an exploration corporation. We are a pre-exploration stage company and have not generated any revenues from our exploration activities. Further, we have not generated any revenues since our formation on January 18, 2007. We cannot guarantee we will be successful in our exploration activities. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we must invest into the exploration of our property before we start production of any minerals we may find. We must obtain equity or debt financing to provide the capital required to fully implement our phased exploration program. We have no assurance that financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to commence, continue, develop or expand our exploration activities. Even if available, equity financing could result in additional dilution to existing shareholders.

Overview

Our financial statements contained herein have been prepared on a going concern basis, which assumes that we will be able to realize our assets and discharge our obligations in the normal course of business. We incurred a net loss from, for the period from the inception of our business on January 18, 2007 to August 31, 2007, of $27,074. We did not earn any revenues during the aforementioned period.

We are presently in the pre-exploration stage and there is no assurance that a commercially viable mineral deposit, a reserve, exits in the Arjun Claim until further exploration work is done and a comprehensive evaluation concludes economic and legal feasibility.

Results of Operations - Eight months ended August 31, 2007.

For the period from January 18, 2007 (date of inception) to August 31, 2007, we had a net loss of $27, 074. This represents a net loss of $0.01 per share for the period based on a weighted average number of shares outstanding of 2,003,422. We have not generated any revenue from operations since inception. Our loss to date represents various expenses incurred with organizing the company, undertaking audits, paying management fees and general office expenses, which can be broken down as follows:

Expense	Amount	Description

Accounting and audit	$ 3,825	Preparation of working papers ($1,325) for submission to our independent accountants for examination of the financial statements ($2,500)
Bank charges	172	Includes the cost of printing checks and deposit book.
Consulting fees	5,000
The Company engaged the services of two consultants; one to prepare this Form SB-2 and the other to obtain the information required in the mineral property and other documents needed from India. The latter expense has been accounted for under accounts payable as at August 31, 2007 and paid in full in September.

Exploration	5,000	Represents the cost of acquiring the rights to the Arjun Gold Claim in India and the Parmar Report thereon.
Filing fees	217	Cost of filing with the Secretary of State for Nevada.
Incorporation costs	820	Incorporation costs incurred for the company.
Legal	1,844	Legal costs were incurred by an attorney to notarize certain corporate documents and to assist in the preparation of the documents to open a bank account for the Company.

Management fees	7,000
The Company does not pay its directors or officers for the service they render to the Company. Nevertheless, the Company realizes there is a cost in the directors and officers working on behalf of the Company and has accrued as an expense $1,000 each month commencing February 1, 2007 as management fee. The offsetting credit is to Capital in Excess of Par Value on the Balance Sheet. This amount will never be paid to the directors and officers in either cash or shares.

Office	46	General office and photocopy expenses.
Rent	2,100
As with management fees, the Company accrues $300 a month as an rent expense even though it does not have its own office. It does use the office premises of its President and therefore realizes there should be a cost attached thereto although the Coampny is not required and will not to pay any cash for such use. The offsetting credit is to Capital in Excess of Par Value.

Telephone	1,050	As with management fees and rent, the Company accrues as an expense $150 per month as telephone expense with a credit to Capital in Excess of Par Value.
	$ 27,074

Our Planned Exploration Program

We must conduct exploration to determine what amounts of minerals exist on the Arjun Claim and if such minerals can be economically extracted and profitably processed.

Our planned exploration program is designed to efficiently explore and evaluate our property.

Our anticipated exploration costs over the next twelve months on the Arjun Claim are approximately $10,000. This figure represents the anticipated cost to us of completing geological mapping and other Phase I work recommended in the Parmar Report. In order to complete Phase I we will have to raise additional investment capital as our cash on hand is fully committed to other ongoing administrative expenses of the Company.

Balance Sheet as at August 31, 2007

Total cash and cash equivalents, as at August 31, 2007 was $36,097. Our working capital as at August 31, 2007 was $23,576.

Our cash was derived from the completion of an initial seed capital offering on August 8, 2007 which raised $2,000 and a private placement on August 31, 2007 which raised a further $38,500. No revenue was generated during these periods.

Total shareholders’ equity as at August 31, 2007 was $23,576. Total shares outstanding as at August 31, 2007 was 2,770,000.

As of the date of this Registration Statement share capital outstanding was 2,770,000 common shares.

Trends

We are in the pre-explorations stage, have not generated any revenue and have no prospects of generating any revenue in the foreseeable future. We are unaware of any known trends, events or uncertainties that have had, or are reasonably likely to have, a material impact on our business or income, either in the long term of short term, other than as described in this section or in ‘Risk Factors’, page 5.

Critical Accounting Policies

Our discussion and analysis of its financial condition and results of operations, including the discussion on liquidity and capital resources, are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, management re-evaluates its estimates and judgments.

The going concern basis of presentation assumes we will continue in operation throughout the next fiscal year and into the foreseeable future and will be able to realize our assets and discharge our liabilities and commitments in the normal course of business. Certain conditions, discussed below, currently exist which raise substantial doubt upon the validity of this assumption. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

Our intended exploration activities are dependent upon our ability to obtain third party financing in the form of debt and equity and ultimately to generate future profitable exploration activity or income from its investments. As of August 31, 2007, we have not generated revenues, and have experienced negative cash flow from minimal exploration activities. We may look to secure additional funds through future debt or equity financings. Such financings may not be available or may not be available on reasonable terms.

MANAGEMENT

Officers and Directors

Each of our Directors serves until his successor is elected and qualified. Each of our officers is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees.

The name, address, age and position of our officers and directors is set forth below:

Name and Address	Position (s)	Age

Surjit Singh Gill Rhema House, 1032 Katkarwadi, Yari Road, Versov Andheri (W) Mumbai, India 400061	Chief Executive Officer, President and Director (1)	60

Jos D’souza 2/32 Om Trimurty Society Sion Trombay Road, Chunabhatti, Sion, Mumbai 22, India	Chief Financial Officer, Chief Accounting Officer, Secretary-Treasurer and Director (2)	64

(1)	Surjit Singh Gill was appointed a director, President and Principal Executive Officer on January 18, 2007.

(2)	Jos D’souza was appointed a director, secretary/treasure and Principal Financial Officer on January 18, 2007.

Background of officers and directors

SURJIT SINGH GILL has been the President and Director of the Company since inception on January 18, 2007. Since his graduation from Merrut University with a Masters in English Literature (1973) Mr. Gill has been involved in the film and music industry in Mumbai, India. Mr Gill owns and operates Karan Enterprises, an independent film production company as well as Gilson Audio, a Punjabi language record label operating its own recording studio, also based in Mumbai.

JOS D’SOUZA has been a director and Secretary Treasurer of the Company since inception as well. After obtaining a diploma in accounting and bookkeeping in 1965 Ms. D’souza has been employed continuously as an accountant/bookkeeper, first operating her own business and thereafter as a staff member of a number of businesses. Since 1988 she has been employed with INOR Ophthalmic Organization. She presently holds the position of Senior Administrator and is responsible for supervising internal accounting functions including payroll, collections and receivables management.

None of our officers and directors work full time for our company. Surjit Singh Gill spends approximately 24 hours a month on administrative and accounting matters. With recent work on the private placement of our common stock, this Registration Statement and because the Company intends to seek a quotation on the OTCBB in the near future Mr. Gill’s time on Company affairs is expected to continue at this pace for the foreseeable future. As Secretary Treasurer, Jos D’souza spends approximately 16 hours per month on corporate matters. It is anticipated Mr. D’souza will continue at this pace.

None of our directors is an officer or director of a company registered under the Securities and Exchange Act of 1934.

Board of Directors Audit Committee

Below is a description of the Audit Committee of the Board of Directors. The Charter of the Audit Committee of the Board of Directors sets forth the responsibilities of the Audit Committee. The primary function of the Audit Committee is to oversee and monitor the Company’s accounting and reporting processes and the audits of the Company’s financial statements.

Our audit committee is comprised of Surjit Singh Gill, our President and Chairman of the audit committee, and Jos D’souza our Chief Financial Officer and Secretary Treasurer neither of whom are independent. Neither Mr. Gill nor Mr. D’souza can be considered an “audit committee financial expert” as defined in Item 401 of Regulation S-B. The Company does not presently have, among its officers and directors, a person meeting these qualifications and given our financial conditions, does not anticipate in seeking an audit committee financial expert in the near future. However the Company has engaged the services of an independent Chartered Accountant as a consultant to provide advice to the Audit Committee as and when the committee meets to review the Company’s financial statements.

Apart from the Audit Committee, the Company has no other Board committees.
Since inception on January 18, 2007, our Board and Audit Committee have conducted their business entirely by consent resolutions and have not met, as such.

Conflicts of Interest

None of our officers and directors is a director or officer of any other company involved in the mining industry. However there can be no assurance such involvement will not occur in the future. Such present and potential future, involvement could create a conflict of interest.

To ensure that potential conflicts of interest are avoided or declared to Suraj and its shareholders and to comply with the requirements of the Sarbanes Oxley Act of 2002, the Board of Directors adopted, in January 2007, a Code of Business Conduct and Ethics. Suraj’s Code of Business Conduct and Ethics embodies our commitment to such ethical principles and sets forth the responsibilities of Suraj and its officers and directors to its shareholders, employees, customers, lenders and other stakeholders. Our Code of Business Conduct and Ethics addresses general business ethical principles and other relevant issues.

Significant Employees

We have no paid employees as such. Our Officers and Directors fulfill many functions that would otherwise require Suraj to hire employees or outside consultants. We anticipate engaging the services of workers to assist in the exploration of the Arjun Claim. Any field workers we engage will not be considered employees either on a full time or part time basis. This is because our exploration work will not last more than a few weeks and once completed these individuals will no longer be required to fulfill such functions.

Family Relationships

Our President and our Chief Financial Officer and Secretary Treasurer are unrelated.

Involvement in Certain Legal Proceedings

To the knowledge of the Company, during the past five years, none of our directors or executive officers:

(1)
has filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by the court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filings;

(2)	was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)
was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities:

(i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliate person, director or employee of any investment company, or engaging in or continuing any conduct or practice in connection with such activity;
(ii) engaging in any type of business practice; or
(iii) engaging in any activities in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(4)
was the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activities;

(5)
was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated.

(6)
was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

General Philosophy

The Company’s Board of Directors is responsible for establishing and administering the Company’s executive and director compensation. Currently, in light of the Company’s cash position and anticipated expenses in the near future, neither of the officers nor directors of the Company are compensated.
Compensation Summary

The following table summarizes all compensation earned by or paid to our Chief Executive Officer (Principal Executive Officer) and other executive officers, during the period from inception to August 31, 2007.

Summary Compensation Table
                                Long Term Compensation
            Annual Compensation                   Awards               Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal position	Year ($)	Salary ($)	Bonus ($)	Other annual Comp. ($)	Restricted stock awards ($)	Options/ SAR (#)	LTIP payouts ($)	All other compen- sation ($)

Surjit Singh Gill Principal Executive Officer, President and Director	2007	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Jos D’souza Principal Financial Officer, Secretary Treasurer and Director	2007-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Compensation of Directors and Officers

We have no standard arrangement to compensate directors for their services in their capacity as directors. Directors are not paid for meetings attended. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as at August 31, 2007, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The shareholder listed below has direct ownership of his/her shares and possesses sole voting and dispositive power with respect to the shares.

Title or Class	Name and Address of Beneficial Owner (1)	Amount of Beneficial Ownership (2)	Percent of Class

Common Stock	Surjit Singh Gill Rhema House, 1032 Katkarwadi, Yari Road, Versov Andheri (W) Mumbai, India 4000061	1,500,000	54.15%
Common Stock	Jos D’souza 2/32 Om Trimurty Society Sion Trombay Road, Chunabhatti, Sion, Mumbai 22, India	500,000	18.05%

Common Stock	Directors and Officers as a Group (2 persons)	2,000,000	72.2%

(1)	Unless otherwise noted, the security ownership disclosed in this table is of record and beneficial.

(2)
Under Rule 13-d of the Exchange Act, shares not outstanding but subject to options, warrants, rights, conversion privileges pursuant to which such shares may be acquired in the next 60 days are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the person having such rights, but are not deemed outstanding for the purpose of computing the percentage for such other persons. None of our officers or directors has options, warrants, rights or conversion privileges outstanding.

Future Sales by Existing Shareholders

As of August 31, 2007 there are a total of 2,770,000 shares of our common stock issued and outstanding. Of these, all 2,770,000 shares, being 100% of our issued shares, are ‘restricted shares’ as defined in Rule 144 of the Securities Act of 1933. Under this prospectus, we are registering for resale 970,000 restricted shares, being 35% of our issued shares leaving shares being 65% of our shares, as ‘restricted shares’ under Rule 144:

Surjit Singh Gill	1,350,000 shares
Jos D’souza	450,000 shares

Total restricted shares	1,800,000 shares

Under Rule 144, restricted shares may be resold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

Suraj does not have any securities that are convertible into common stock. We have not registered any shares for sale by security holders under the Securities Act other than as disclosed in this prospectus.

DESCRIPTION OF SECURITIES

Our authorized capital consists of 500,000,000 shares of common stock, par value $0.001 per share, of which 2,770,000 shares are presently issued and outstanding.

The holders of our common stock are entitled to receive dividends as may be declared by our Board of Directors; are entitled to share ratably in all of our assets available for distribution upon winding up of the affairs our Company; and are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all Meetings of the shareholders.

The shareholders are not entitled to preference as to dividends or interest; preemptive rights to purchase in new issues of shares; preference upon liquidation; or any other special rights or preferences.

Non-Cumulative Voting.

The holders of our shares of common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of our Directors.

Dividend Policy

As of the date of this prospectus we have not paid any cash dividends to stockholders. The declaration of any future cash dividends will be at the discretion of the Board of Directors and will depend on our earnings, if any, capital requirements and financial position, general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the near future.

Transfer Agent

We have engaged the services of Action Stock Transfer Corporation, 7069 S. Highland Drive, Suite 300, Salt Lake City, UT., 84121 to act as transfer and registrar.

MARKET FOR COMMON SHARES & RELATED STOCKHOLDERS MATTERS

Market Information

At the present time, there is no established market price for our shares.

There are no shares have been offered pursuant to or underlying an employee benefit plan. There are no shares of common stock that are subject to outstanding options, warrants or securities convertible into common equity of our Company.

The number of shares subject to Rule 144 is 1,800,000. Share certificates representing these shares have been appropriately legended.

Holders

Including its two officers and directors, Suraj has 41 shareholders as at the date of this prospectus.

CERTAIN TRANSACTIONS

There have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer, or beneficial holder of more than 10% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates has had or will have any direct or material indirect interest, except as follows:

On October 2, 2005 Suraj issued to (i) our President, Principal Executive Officer and Director, Surjit Singh Gill, 1,500,000 shares at the price of $0.001 per share for total consideration of $1,500; and (ii) our Principal Financial Officer, Secretary-Treasurer and a director, Jos D’souza, 500,000 shares at the price of $0.001 per share for total consideration of $500.

The shares issued to Messrs. Gill and D’souza were in consideration of their agreeing to take the initiative in developing and implementing the business plan of the Company, including, among other things, providing the initial seed capital to allow the Company to engage a professional geologist to assist in identifying a mineral prospect considered worthy of exploration, identifying investors and arranging for the initial private placement to enable the Company to implement its business plan.

LEGAL PROCEEDINGS

We are not a party to any pending litigation and none is contemplated or threatened.

 EXPERTS

Our financial statements included in this prospectus have been audited by Madsen & Associates, CPA’s Inc. of # 3- 684 East Vine, Murray, Utah, 84107, as set forth in their report included elsewhere in this prospectus.

The geological report on the Arjun Claim dated April 25, 2007 titled "Summary of Exploration On The Arjun Property, Kolam, Kerala, India”, was authored by Rakesh Parmar, Professional Geologist.

LEGAL MATTERS

The validity of the shares of common stock offered by the selling security holders will be passed on by Daniel B. Eng, Sacramento, California.

 FURTHER INFORMATION

Suraj has filed with the Commission a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock being offered hereby. This prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to Suraj and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at 100 F Street N. E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission’s web site. The address of the Commission’s web site is http://www.sec.gov.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference

Suraj intends to file a registration statement to register its shares under the Securities Exchange Act of 1934. As a result, Suraj will be subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, or information statements and other information with the Securities and Exchange Commission.

FINANCIAL STATEMENTS

Our fiscal year end is August 31. We will provide audited financial statements to our stockholders on an annual basis; Independent Accountants will audit the financial statements.

Our audited financial statements for the period ended August 31, 2007 immediately follow:

MADSEN & ASSOCIATES CPA’s INC.	684 East Vine Street, #3
Certified Public Accountants and Business Consultants	Murray, Utah, 84107
Telephone 801-268-2632
Fax 801-262-3978

Board of Directors
Suraj Ventures, Inc.
Mumbai, India

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Suraj Ventures, Inc. (pre-exploration stage company) at August 31, 2007, and the related statement of operations, changes in stockholders' equity, and cash flows for the period from January 18, 2007 (date of inception) to August 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosure in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Suraj Ventures, Inc. at August 31, 2007, and the results of operations and cash flows for the period from January 18, 2007 (date of inception) to August 31, 2007, in conformity with generally accepted accounting principles.

Murray, Utah                                  MADSEN & ASSOCIATES, CPA’s INC.
September 25, 2007

SURAJ VENTURES, INC.
(A Pre-exploration Stage Company)
BALANCE SHEET
August 31, 2007

ASSETS

CURRENT ASSETS

Cash	$ 36,097

Total Current Assets	$ 36,097

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES

Accounts payable	$ 6,484
Accounts payable - related parties	6,037

Total Current Liabilities	12,521

STOCKHOLDERS’ EQUITY

Common stock
500,000,000 shares authorized, at $0.001 par value;
2,770,000 shares issued and outstanding	2,770
Capital in excess of par value	47,880
Deficit accumulated during the pre-exploration stage	(27,074)

Total Stockholders’ Equity	23,576

$ 36,097

The accompanying notes are an integral part of these financial statements.

SURAJ VENTURES, INC.
(A Pre-exploration Stage Company)
STATEMENT OF OPERATIONS
For the period from January 18, 2007 (date of inception) to August 31, 2007

REVENUES	$ -

EXPENSES

Acquisition, staking and geological report	5,000
Administrative	22,074

NET LOSS FROM OPERATIONS	$(27,074)

NET LOSS PER COMMON SHARE

Basic and diluted	$ (0.01)

AVERAGE OUTSTANDING SHARES

Basic	2,003,422

The accompanying notes are an integral part of these financial statements.

SURAJ VENTURES, INC.
(Pre-Exploration Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Period  January 18, 2007 (date of inception) to August 31, 2007

	Common Shares	Stock Amount	Capital in Excess of Par Value	Accumulated Deficit

Balance January 18, 2007	-	$ -	$ -	$ -

Issuance of common shares for cash at $.001 - August 8, 2007	2,000,000	2,000	-	-

Issuance of common shares for cash at $.05 - August 31, 2007	770,000	770	37,730

Capital contributions - expenses	-	-	10,150

Net operating loss for the period January 18, 2007 ( date of Inception) to August 31, 2007	-	-	-	(27,074)

Balance as at August 31, 2007	2,770,000	$ 2,770	$ 47,880	$ (27,074)

The accompanying notes are an integral part of these financial statements

SURAJ VENTURES, INC.
(A Pre-exploration Stage Company)
STATEMENT OF CASH FLOWS

For the period from January 18, 2007 (date of inception) to August 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$ (27,074)

Adjustments to reconcile net loss to net cash provided by operating activities:

Changes in accounts payable	6,484
Capital contributions - expenses	10,150

Net Cash Provided (Used) in Operations	(10,440)

CASH FLOWS FROM INVESTING ACTIVITIES:	-

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from loan from related party	6,037
Proceeds from issuance of common stock	40,500
46,537

Net Increase (Decrease) in Cash	36,097

Cash at Beginning of Period	-

CASH AT END OF PERIOD	$ 36,097

The accompanying notes are an integral part of these financial statements

SURAJ VENTURES, INC.
(A Pre-exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
August 31, 2007

1. ORGANIZATION

The Company, Suraj Ventures, Inc., was incorporated under the laws of the State of Nevada on January 18, 2007 with the authorized common stock of 500,000,000 shares at $0.001 par value.

The Company was organized for the purpose of acquiring and developing mineral properties. At the report date mineral claims, with unknown reserves, had been acquired. The Company has not established the existence of a commercially minable ore deposit and therefore has not reached the development stage and is considered to be in the pre-exploration stage.

The Company has elected August 31 as its fiscal year.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Basic and Diluted Net Income (loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common and common equivalent shares outstanding as if shares had been issued on the exercise of the common share rights unless the exercise becomes antidulutive and then only the basic per share amounts are shown in the report.

SURAJ VENTURES, INC.
(A Pre-exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
August 31, 2007

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Evaluation of Long-Lived Assets

The Company periodically reviews its long term assets and makes adjustments, if the carrying value exceeds fair value.

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to be reversed. An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

On August 31, 2007 the Company had a net operating loss carry forward of $27,074 for income tax purposes. The tax benefit of approximately $8,100 from the loss carry forward has been fully offset by a valuation reserve because the future tax benefit is undeterminable since the Company is unable to establish a predictable projection of operating profits for future years. Losses will expire on 2027.

Foreign Currency Translations

Part of the transactions of the Company were completed in Canadian dollars and have been translated to US dollars as incurred, at the exchange rate in effect at the time, and therefore, no gain or loss from the translation is recognized. The functional currency is considered to be US dollars.

Revenue Recognition

Revenue is recognized on the sale and delivery of a product or the completion of a service provided.

Advertising and Market Development

The company expenses advertising and market development costs as incurred.

Financial Instruments

The carrying amounts of financial instruments are considered by management to be their fair value to their short term maturities.

SURAJ VENTURES, INC.
(A Pre-exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
August 31, 2007

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with general accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.
Statement of Cash Flows

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Unproven Mining Claim Costs

Cost of acquisition, exploration, carrying and retaining unproven properties are expensed as incurred.

Environmental Requirements

At the report date environmental requirements related to the mineral claim acquired are unknown and therefore any estimate of any future cost cannot be made.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

3. AQUISITION OF MINERAL CLAIM

In March, 2007, the Company acquired the Arjun Gold Claim located in the Republic of India for the consideration of $5,000 including a geological report. The Arjun Gold Claim is located 20 miles north of Kollam which is 50 miles north of the state capital of Thiruvanathapuram west of the Arabian Sea. Under Indian law, the claim remains in good standing as long as the Company has an interest in it. There are no annual maintenance fees or minimum exploration work required on the Claim.

SURAJ VENTURES, INC.
(A Pre-exploration Stage Company)
NOTES TO FINANCIAL STATEMENTS
August 31, 2007
4. SIGNIFICANT TRANSACTIONS WITH RELATED PARTY

Officers-directors and their families have acquired 72% of the common stock issued and have made no interest, demand loans to the Company of $6,037 and have made contributions to capital of $10,150 in the form of expenses paid for the Company.

5. CAPITAL STOCK

On August 8, 2007, Company completed a private placement consisting of 2,000,000 common shares sold to directors and officers at a price of $0.001 per share for a total consideration of $2,000. On August 31, 2007, the Company completed a private placement of 770,000 common shares at $0.05 per share for a total consideration of $38,500.

Part II Information Not Required in Prospectus

Item 24. Indemnification of Directors and Officers

Under the Nevada General Corporation Law and our Amended and Restated Articles of Incorporation, our directors will have no personal liability to us or our stockholders for damages incurred as the result of the breach or alleged breach of fiduciary duty as a director of the Company involving any act or omission of any such director. This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct, fraud or knowing violation of law, or (ii) approval of an unlawful dividend, distribution, stock repurchase or redemption under Section 78.300 of the Nevada Revised Statutes. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

The effect of this provision in our Amended and Restated Articles of Incorporation, is to eliminate the rights of our Company and our stockholders (through stockholder's derivative suits on behalf of our Company) to recover damages against a director for breach of his fiduciary duties as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) and (ii) above. This provision does not limit nor eliminate the rights of our Company or any stockholder to seek relief such as an injunction or rescission in the event of a breach of a director's fiduciary duties. The Nevada General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law. In addition, our Amended and Restated Bylaws authorizes the Company to indemnify directors and officers of the Company in cases where such officer or director acted in good faith and in a manner reasonably believed to be in the best interest of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses will be borne by the selling security holders. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$ 6
Accounting fees and expenses	3,825
Legal and consulting fees	17,500

Total	$ 21,33

Item 26. Recent Sales of Unregistered Securities.

During the first past three years, we have sold and issued the following securities without registering the securities under the Securities Act.

(a) On August 8, 2007 we completed a private placement pursuant to Regulation S of the Securities Act of 1933, 2,000,000 shares of common stock sold to our two officers and directors at the price of $0.001 per share to raise $2,000. No underwriter was engaged and we paid no commission.

(b) On August 31, 2007 we completed a further private placement pursuant to Regulation S of the Securities Act of 1933, whereby 770,000 common shares were sold at the price of $0.05 per share to raise $38,500. No underwriter was engaged and we paid no commission.

Item 27.   Exhibits

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-B.

Exhibit No.	Description

3.1	Certificate of Incorporation

3.2	Articles of Incorporation

3.3	Certificate of Correction

3.4	Bylaws

4	Specimen Stock Certificate

5	Opinion re. Legality, Daniel B. Eng

10.1	Transfer Agent and Registrar Agreement

11	Statement re: Computation of Per Share Earnings

14	Code of Ethics

23.1 23.2 23.3	Consent of Madsen & Associates, CPA’s Inc. Consent of Legal Counsel (Contained in Exhibit 5) Consent of Rakesh Parmar, Professional Geologist.

99.1	Audit Committee Charter

Item 28. Undertakings

Suraj hereby undertakes:

(a)

(1)	File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10 (a) (3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement, and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the U.S. Securities and Exchange Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

(2)
For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)  Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(e)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(g)
For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, Suraj certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this registration to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mumbai , India, on October 17, 2007

                        SURAJ VENTURES INC.

                                                         SURJIT SINGH GILL
                Surjit Singh Gill
                (Principal Executive Officer)
                President, and Director

Power of Attorney

The undersigned constitute and appoint Surjit Singh Gill their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the U.S. Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Date: October 17, 2007.

SURJIT SINGH GILL
Surjit Singh Gill
(Principal Executive Officer)
President and Director

JOS D’SOUZA
Jos D’souza
(Principal Financial and Accounting Officer)
Chief Financial Officer, Secretary Treasurer and Director